Exhibit 99.1
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                 Form 4 Joint Filer Information
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Name:                   Marpul Trust
Address:                c/o Southpac Trust International, Inc.
                        Post Office Box 11
                        Rarotonga, Cook Islands

Designated Filer:       Marc A. Puleo, M.D.

Issuer and Ticker
  Symbol:               PetMed Express, Inc. (PETS)

Date of Event
  Requiring Statement:  December 23, 2005

Signature:              Southpac Trust International, Inc.,
                        Trustee for Marpul Trust

                        By: /s/ Brian Mason
                        ------------------------------
                        Brian Mason, Managing Director



Name:                   Southpac Trust International, Inc.
Address:                Post Office Box 11
                        Rarotonga, Cook Islands
Designated Filer:       Marc A. Puleo, M.D.

Issuer and Ticker
  Symbol:               PetMed Express, Inc. (PETS)

Date of Event
  Requiring Statement:  December 23, 2005

Signature:              Southpac Trust International, Inc.

                        By: /s/ Brian Mason
                        ------------------------------
                        Brian Mason, Managing Director



Name:                   Marpul Investments Limited Partnership
Address:                1441 SW 29 Avenue
                        Pompano Beach, Florida  33069

Designated Filer:       Marc A. Puleo, M.D.

Issuer and Ticker
  Symbol:               PetMed Express, Inc. (PETS)

Date of Event
  Requiring Statement:  December 23, 2005

Signature:              Marpul Investments Limited Partnership


                        By: /s/ Marc A. Puleo
                        ------------------------------
                        Marc A. Puleo, General Partner